EXHIBIT 3.3

BYLAWS

OF

NEW CENTURY REIT, INC.,

a Maryland corporation

ARTICLE I

Offices

1.1 Principal Office. The principal office of New Century REIT, Inc. (this “Corporation”) shall be located at such place or places as the Board of Directors may designate.

1.2 Additional Offices. This Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of this Corporation may require.

ARTICLE II

Meetings of Stockholders

2.1 Places of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Maryland but within the United States, as from time to time may be fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which place may subsequently be changed at any time by vote of the Board of Directors.

2.2 Annual Meetings. The annual meeting of the stockholders, for the election of Directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time during the month of May of each calendar year as shall be determined by a majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which date and time may subsequently be changed at any time within the month of May by vote of the Board of Directors.

2.3 Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the President or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of this Corporation, unless otherwise provided by law. Special meetings of stockholders shall also be called by the Secretary of this Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The Secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to this Corporation by such stockholders of such costs, the Secretary shall give notice to each stockholder entitled to notice of the meeting.

The Board of Directors has the sole power to fix (a) the record date for determining stockholders entitled to request a special meeting of the stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting, and (b) the date, time and place of the special meeting.

2.4 Notice of Meetings: Adjournments. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of this Corporation (or other persons authorized by these Bylaws or by law) not less than ten (10) days nor more than ninety (90) days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Articles of Incorporation of this Corporation (as amended from time to time, the “Charter”) or under these Bylaws, is entitled to such notice, by personally delivering such notice to him or her, by leaving such notice at his or her residence or usual place of business or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of this Corporation. Such notice shall be deemed to be delivered when hand-delivered to such address or deposited in the mail so addressed, with postage prepaid.

Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of the business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of this Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and to each stockholder who, by law or under the Charter or under these Bylaws, is entitled to such notice.

2.5 Quorum. Except as otherwise required by the Charter or by law, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that matter. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than one hundred twenty (120) days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.6 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of this Corporation, unless otherwise provided by law or by the Charter. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by him or her either in person or by proxy executed by his or her duly authorized agent. Such proxy shall be filed with the Secretary of this Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Proxies shall be filed with the Secretary at the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy, this Corporation receives a written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

2.7 Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by the majority of all votes cast in person or represented by proxy at such meeting, except where a larger vote is required by law, by the Charter or by these Bylaws. Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class. Any election of directors by stockholders shall be determined by a plurality of all votes cast in person or represented by proxy at the meeting, except where a larger vote is required by law, by the Charter or by these Bylaws. This Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that this Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

2.8 Informal Action by Stockholders. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a unanimous consent in writing, setting forth the action so taken, is signed by each stockholder entitled to vote on the matter and a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it is filed with the records of the stockholders meetings.

2.9 Voting Procedures and Inspectors of Elections. This Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. This Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of this Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the general laws of the State of Maryland, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

2.10 Presiding Officer. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the President, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 hereof. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

2.11 Control Share Acquisition Act. Notwithstanding any other provision of this Charter or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation law (the “MGCL”), or any successor statute, shall not apply to any acquisition by any person of shares of stock of this Corporation. This Section 2.11 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon any such repeal, may, to the extent provided by any successor Bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

Directors

3.1 General Powers. The business and affairs of this Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Charter or these Bylaws, all of the powers of this Corporation shall be vested in such Board.

3.2 Number of Directors. The number of directors shall initially be one (1) as provided in Article VII of the Charter. Thereafter, the number of directors shall be as fixed by resolution duly adopted from time to time by the Board of Directors; provided, however, that the total number of directors shall be not fewer than the minimum number required by the general laws of the State of Maryland. No reduction in the number of directors shall cause the removal of any director from office prior to the expiration of his or her term.

3.3 Election, Qualification and Term of Office of Directors. Except as provided in Section 3.4 of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Charter or these Bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified until his or her earlier resignation or removal.

Elections of directors need not be by written ballot.

3.4 Resignation or Removal of Directors; Vacancies. Any director may resign from the Board of Directors or any committee thereof at any time by written notice to the Board of Directors, effective upon execution and delivery to this Corporation of such notice or upon any future date specified in the notice. Subject to the rights, if any, of the holders of any series of stock to elect directors and to remove any director whom such holders have the right to elect, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that if the stockholders of this Corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

Unless otherwise provided in the Charter or these Bylaws:

(a) When one or more directors resigns and the resignation is effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignations or resignations shall become effective, and each director so chose shall hold office as provided in this section in the filling of other vacancies.

(b) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(c) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Charter, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled.

3.5 Place of Meetings; Manner of Participation. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Maryland.

Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

3.6 Quorum. At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 3.8 hereof. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

3.7 Regular Meetings. Regular meetings of the Board of Directors may be held, without notice other than this Section 3.7, at such time and at such place as shall from time to time be determined by the Board of Directors.

3.8 Special Meetings; Notice. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram.

When any Board of Directors’ meeting, either regular or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty (30) days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

3.9 Waiver of Notice. A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Charter or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.10 Action at Meeting and by Consent.

(a) At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Charter or by these Bylaws.

(b) Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors or committee and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which an original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire writing.

3.11 Compensation of Directors. Unless otherwise restricted by the Charter or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any directors from serving this Corporation in any other capacity and receiving compensation therefore.

3.12 Reliance. Each Director, officer, employee and agent of this Corporation shall, in the performance of his or her duties with respect to this Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of this Corporation, upon an opinion of counsel or upon reports made to this Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of this Corporation, regardless of whether such counsel or expert may also be a director.

ARTICLE IV

Committees

4.1 Committees of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of this Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board of Directors may delegate to committees appointed under Section 4.1 hereof any of the powers of the Board of Directors, except as prohibited by law. Any action which the Board of Directors is empowered to take may be taken on behalf of the Board of Directors by a duly authorized committee thereof except (a) to the extent limited by the general laws of the State of Maryland, the Charter or these Bylaws, and (b) for any action which requires the affirmative vote or approval of a majority or a supermajority of the directors then in office (unless, in such case, the Charter or these Bylaws specifically provide that a duly authorized committee can take such action on behalf of the Board of Directors).

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3 Meetings and Action of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (Place of Meetings; Manner of Participation), Section 3.6 (Quorum), Section 3.7 (Regular Meetings), Section 3.8 (Special Meetings; Notice), Section 3.9 (Waiver of Notice), and Section 3.10 (Action at Meeting and by Consent) of these Bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V

Officers

5.1 Enumeration. The officers of this Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, and such other officers as the Board of Directors may determine.

5.2 Election. At the regular meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

5.3 Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of this Corporation at any time; provided, that such officer does not serve concurrently as both President and Vice President. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

5.4 Tenure. Except as otherwise provided by the Charter or by these Bylaws, each of the officers of this Corporation shall hold office until the regular annual meeting of the

Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

5.5 Resignation. Any officer may resign by delivering his or her written resignation to this Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5.6 Removal. Except as otherwise provided by law, if the Board of Directors in its judgment finds that the best interests of this Corporation will be served, it may remove any officer by the affirmative vote of a majority of the directors then in office; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

5.7 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

5.8 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

5.9 President. The President shall, subject to the direction of the Board of Directors, have general supervision and control of this Corporation’s business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.

5.10 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such other duties as the Board of Directors may from time to time designate.

5.11 Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. If there shall be a Chief Executive Officer at any time, such officer shall have authority to take any action that the President is authorized to take.

5.12 Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

5.13 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the President may otherwise provide, have general charge of the financial affairs of this Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of this Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

5.14 Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of this Corporation). The Secretary shall have custody of the seal of this Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.

Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

5.15 Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of this Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors, the Chairman of the Board or the President.

ARTICLE VI

Stock

6.1 Certificates. Each stockholder shall be entitled to a certificate of the stock of this Corporation, which shall represent and certify the number of shares of each class held by such stockholder in this Corporation, in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, if one is elected, the President or a Vice President and countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. This Corporation seal and the signatures by this Corporation’s officers, the transfer agent or the registrar may be either manual or facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by this Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of this Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If this Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if this Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that this Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by this Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that this Corporation will furnish information about the restrictions to the stockholder on request and without charge. Every certificate for shares of stock which are subject to a restriction on transfer and every certificate issued when this Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

6.2 Lost, Destroyed and Mutilated Certificates. Holders of the shares of the stock of this Corporation shall immediately notify this Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

6.3 Transfer of Stock. Subject to any restrictions on transfer of stock contained in the Charter, shares of stock of this Corporation shall be transferable or assignable only on the stock transfer books of this Corporation by the holder in person or by attorney upon surrender to this Corporation or its transfer agent of the certificate theretofore properly endorsed or, if sought to be transferred by attorney, accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signatures as this Corporation or its transfer agent may reasonably require.

6.4 Record Holders. Except as may otherwise be required by law, by the Charter or by these Bylaws, this Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of this Corporation in accordance with the requirements of these Bylaws.

It shall be the duty of each stockholder to notify this Corporation of his or her postal address and any changes thereto.

6.5 Record Date. In order that this Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than ninety nor less than ten days before the date of such meeting; and (b) in the case of any other action, shall not be more than ninety (90) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

Indemnification

7.1 Indemnification. To the maximum extent permitted by the general laws of the State of Maryland in effect from time to time, this Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of this Corporation and who is made a party to the proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director of this Corporation and at the request of this Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. This Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of this Corporation in any of the capacitates described in (a) or (b) above and to any employee or agent of this Corporation or a predecessor of this Corporation.

Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article VII, shall apply to or affect in any respect any act or failure to act which occurred prior to such amendment, repeal or adoption.

7.2 Contractual Nature of Rights. The foregoing provision of this Article VII shall be deemed to be a contract between this Corporation and each director and officer entitled to the benefits hereof at any time while this Article VII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by a director or officer is not paid in full by this Corporation within (a) sixty (60) days after the receipt by this Corporation of a written claim for indemnification, or (b) in the case of a director, ten (10) days after the receipt by this Corporation of documentation of expenses and the required undertaking, such director or officer may at any time thereafter bring suit against this Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such director or officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of this Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or, in the case of a director, advancement of expenses, under this Article VII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible. It is the parties’ intention that if this Corporation contests any director’s, officer’s or non-officer employee’s right to indemnification, the question of such director’s, officer’s or non-officer employee’s right to indemnification shall be for the court to decide, and neither the failure of this Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of such director, officer or non-officer employee is proper in the circumstances because the director, officer or non-officer employee has met the applicable standard of conduct required by applicable law, nor an actual determination by this Corporation (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its stockholders) that the director, officer or non-officer employee has not met such applicable standard of conduct, shall create a presumption that such director, officer or non-officer employee has or has not met the applicable standard of conduct.

7.3 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses set forth in this Article VII shall not be exclusive of any other right which any director, officer or non-officer employee may have or hereafter acquire under any statute, provision of the Charter or these Bylaws, agreement, vote of stockholders or otherwise.

7.4 Partial Indemnification. If any director, officer or non-officer employee is entitled under any provision of these Bylaws to indemnification by this Corporation for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, this Corporation shall nevertheless indemnify such director, officer or non-officer employee for the portion of such expenses, judgments, fines or penalties to which such director, officer or non-officer employee is entitled.

7.5 Mutual Acknowledgment. By accepting any potential benefits under this Article VII each director, officer or non-officer employee acknowledges that in certain instances, Federal law or applicable public policy may prohibit this Corporation from indemnifying its directors, officers and employees under these Bylaws or otherwise.

7.6 Insurance. This Corporation may maintain insurance, at its expense, to protect itself and any director, officer or non-officer employee against any liability of any character asserted against or incurred by this Corporation or any such director, officer or non-officer employee, or arising out of any such person’s corporate status, whether or not this Corporation would have the power to indemnify such person against such liability under the general laws of the State of Maryland or the provisions of this Article VII.

ARTICLE VIII

Miscellaneous Provisions

8.1 Seal. The seal of this Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of this Corporation. The Board of Directors shall have the power to adopt and alter the seal of this Corporation.

8.2 Fiscal Year. The fiscal year of this Corporation shall be a calendar year or as may otherwise be fixed by the Board of Directors.

8.3 Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

8.4 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by this Corporation in the ordinary course of its business without director action may be executed on behalf of this Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of this Corporation as the Board of Directors may authorize.

8.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against this Corporation.

8.6 Corporate Records. The original or attested copies of the Charter, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Maryland and shall be kept at the principal office of this Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

8.7 Amendment of Bylaws. The Board of Directors shall have the exclusive power to alter, amend, modify or repeal any Bylaws of this Corporation and to make new Bylaws.

8.8 Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, if one is elected, the President or the Treasurer may from time to time waive notice of and act on behalf of this Corporation, or appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote that this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by this Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chairman of the Board, if one is elected, the President or the Treasurer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chairman of the Board, if one is elected, the President or the Treasurer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such shares or other securities of such other corporation.